                                                                 Exhibit 10.105


================================================================================



                                PLEDGE AGREEMENT

                                     between

                             MIDWEST GENERATION, LLC

                                       and

                                 CITIBANK, N.A.
                          as Holdings Collateral Agent




                           Dated as of August 17, 2000



================================================================================


                                 PLEDGE AGREEMENT

                                TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
       Section 1.     Definitions............................................... 1
       Section 2.     Representations and Warranties............................ 2
       Section 3.     The Pledge................................................ 2
       Section 4.     Further Assurances; Remedies.............................. 3
               4.1.   Delivery and Other Perfection............................. 3
               4.2.   Other Financing Statements and Liens...................... 3
               4.3.   Preservation of Rights.................................... 4
               4.4.   Special Provisions Relating to the Collateral............. 4
               4.5.   Intercreditor Agreement Events of Default, Etc............ 4
               4.6.   Deficiency................................................ 6
               4.7.   Removals, Etc............................................. 6
               4.8.   Private Sale.............................................. 6
               4.9.   Application of Proceeds................................... 6
               4.10.  Attorney-in-Fact.......................................... 7
               4.11.  Perfection................................................ 7
               4.12.  Termination............................................... 7
               4.13.  Further Assurances........................................ 7
       Section 5.     Miscellaneous............................................. 7
               5.1.   Notices................................................... 8
               5.2.   No Waiver................................................. 8
               5.3.   Amendments, Etc........................................... 8
               5.4.   Expenses.................................................. 8
               5.5.   Successors and Assigns.................................... 9
               5.6.   Counterparts.............................................. 9
               5.7.   Governing Law............................................. 9
               5.8.   Captions.................................................. 9
               5.9.   Agents and Attorneys-in-Fact.............................. 9
               5.10.  Severability.............................................. 9
               5.11.  Indemnification........................................... 9


                                PLEDGE AGREEMENT


               PLEDGE AGREEMENT (this "AGREEMENT") dated as of August 17, 2000, between MIDWEST GENERATION, LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (the "OBLIGOR") and CITIBANK, N.A., a national banking association, as collateral agent for the Secured Parties under the Intercreditor Agreement referred to below (in such capacity, together with its successors in such capacity, the "HOLDINGS COLLATERAL AGENT").

               Midwest Generation EME, LLC, Edison Mission Midwest Holdings Co. ("HOLDINGS"), Edison Mission Overseas Co., the Obligor, Collins Holdings EME, LLC, each Owner Lessor referred to therein, Midwest Funding LLC, the Holdings Administrative Agent referred to therein, each Holder Representative referred to therein, each Other Representative referred to therein, the Depositary Bank referred to therein, the Depositary Agent referred to therein, the Midwest LC Issuer referred to therein and the Holdings Collateral Agent have entered into that certain Collateral Agency and Intercreditor Agreement (as amended, modified and supplemented and in effect from time to time, the "INTERCREDITOR AGREEMENT") dated as of December 15, 1999.

               The Obligor has extended loans to Edison Mission Energy ("EME") in exchange for the Intercompany Note (defined herein) and has, subject to the terms and conditions of this Agreement, agreed to grant a Lien and Security Interest in the Collateral referred to herein.

               NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and the adequacy of which are hereby acknowledged, the parties hereto agree as follows:


              SECTION 1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings set forth in, and the interpretations applicable thereto under, the Intercreditor Agreement (including, without limitation, APPENDIX A thereto). In addition, as used herein:

              "COLLATERAL" has the meaning assigned to such term in Section 3.

               "INTERCOMPANY NOTE" means the promissory note dated August 24, 2000 by EME payable to the Obligor in a principal amount of $499,450,800.

                "MATERIAL ADVERSE EFFECT" means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (i) the business, assets, property, financial condition or operations of the Obligor and its consolidated subsidiaries taken as a whole, since the Effective Date, (ii) the ability of the Obligor to perform its obligations under any of the Financing Documents to which it is a party or
(iii) the validity and enforceability of any of the Financing Documents to which the Obligor is a party, the liens granted thereunder or the rights and remedies thereto.

               "SPECIFIED EVENT" means (i) an Intercreditor Agreement Event of Default shall have occurred and be continuing or (ii) the maturity of the Intercompany Note shall have been (or shall have become) accelerated in accordance with the terms thereof.

               "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect from time to time in the State of New York.

              SECTION 2. REPRESENTATIONS AND WARRANTIES. The Obligor represents and warrants to the Holdings Collateral Agent and the other Secured Parties that as of the date hereof:

              The Obligor is duly organized, validly existing and in good standing under the laws of Delaware, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

              SECTION 3. THE PLEDGE.

              As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Obligor hereby pledges and grants to the Holdings Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Obligor's right, title and interest in the following property, whether now owned by the Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "COLLATERAL"):

              (a) the Intercompany Note; and

              (b) all proceeds, rents, profits, income, benefits, substitutions and replacements of, and to any of the property of the Obligor described in clause (a) of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Obligor in respect of any of the items listed above) and, to the extent related to any property described in clause (a) of this Section or such proceeds, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Obligor or any computer bureau or service company from time to time acting for the Obligor.

              SECTION 4. FURTHER ASSURANCES; REMEDIES. In furtherance of the grant of the pledge and security interest pursuant to Section 3, the Obligor hereby agrees with the Holdings Collateral Agent and each of the other Secured Parties as follows:

              Section 4.1 DELIVERY AND OTHER PERFECTION. The Obligor shall:

              (a) if the Intercompany Note required to be pledged by the Obligor under clause (a) of Section 3 is received by the Obligor, forthwith either (x) transfer and deliver to the Holdings Collateral Agent such Intercompany Note so received by the Obligor (accompanied by undated bond power in blank), which thereafter shall be held by the Holdings Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Holdings Collateral Agent shall request, at the direction of the Required Creditors, to duly record the Lien created hereunder in such Intercompany Note;

              (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or reasonably requested by the Holdings Collateral Agent, at the direction of the Required Creditors, to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Holdings Collateral Agent, at any time following the occurrence and continuance of an Intercreditor Agreement Event of Default, to exercise and enforce its rights hereunder with respect to such pledge and security interest;

              (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in order to reflect the security interests granted by this Agreement; and

              (d) pertmit representatives or agents of the Holdings Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and, upon the occurrence and during the continuation of an Intercreditor Agreement Event of Default, permit representatives or agents of the Holdings Collateral Agent to be present at the Obligor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Obligor with respect to the Collateral, all in such manner as the Holdings Collateral Agent may require.

              Section 4.2 OTHER FINANCING STATEMENTS AND LIENS. Except as otherwise permitted under Section 8.2.2 of the Holdings Credit Agreement, without the prior written consent of the Holdings Collateral Agent (acting upon the instruction of the Required Creditors), the Obligor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Holdings Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

              Section 4.3 PRESERVATION OF RIGHTS. The Holdings Collateral Agent is not required to take any steps necessary to preserve any rights against prior parties to any of the Collateral.

              Section 4.4 SPECIAL PROVISIONS RELATING TO THE COLLATERAL.

              (1) Unless and until an Intercreditor Agreement Event of Default has occurred and is continuing, the Obligor shall be entitled to receive and retain any and all payments on the Collateral.

              (2) Notwithstanding Section 3(b) hereof, the Lien on and Security Interest in any amounts constituting Collateral or the proceeds thereof which have been distributed to Holdings and subsequently deposited into the Cashflow Recapture Fund, in accordance with the Holdings Credit Agreement, shall, contemporaneously with such deposit, automatically terminate and be released and upon such deposit and at all times thereafter such amounts shall not constitute Collateral.

              (3) The Holdings Collateral Agent (acting upon the instructions of the Required Creditors) shall be entitled to exercise all rights of the "Lender" under the Intercompany Note to the exclusion of the Obligor (including, without limitation, (x) the right to accelerate the maturity of the Intercompany Note in accordance with Section 8 thereof and (y) the right to consent to any assignment of the obligations of the "Borrower" under the Intercompany Note in accordance with Section 11 thereof).

              Section 4.5 INTERCREDITOR AGREEMENT EVENTS OF DEFAULT, ETC. Upon the occurrence and during the continuance of an Intercreditor Agreement Event of
Default:

              (a) the Holdings Collateral Agent shall have the rights, benefits and protections under this Agreement as more particularly provided in the Intercreditor Agreement;

              (b) the Obligor shall, at the request of the Holdings Collateral Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Holdings Collateral Agent and the Obligor, designated in its request;

              (c) the Holdings Collateral Agent may make any reasonable compromise or settlement at the direction of the Required Creditors deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral at the direction of the Required Creditors;

              (d) the Holdings Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Holdings Collateral Agent were the sole and absolute owner thereof (and the Obligor agrees to take all such action as may be appropriate to give effect to such right);

              (e) the Holdings Collateral Agent may, at the direction of the Required Creditors, in its name or in the name of the Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

              (f) the Holdings Collateral Agent may, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Holdings Collateral Agent, any other Secured Party or any of their respective agents, upon ten (10) Business Days prior written notice to the Obligor of the time and place, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Holdings Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk or liability), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except as provided above and such notice as is required above or by applicable statute that cannot be waived), and upon such other terms as the Holdings Collateral Agent, at the direction of the Required Creditors, may reasonably deem commercially reasonable, and the Holdings Collateral Agent or any other Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligor, any such demand, notice and right or equity being hereby expressly waived and released. The Holdings Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

              The proceeds of each collection, sale or other disposition under this Section 4.5 shall be applied in accordance with Section 4.9 hereto.

              The Obligor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Holdings Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Obligor acknowledges that any such private sales may be at prices and on terms less favorable to the Holdings Collateral Agent than those obtainable through a public sale without such restrictions. The parties hereto agree that any such private sale shall be made in a commercially reasonable manner and that the Holdings Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer or issuers thereof to register it for public sale.

              Section 4.6 DEFICIENCY. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.5 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligor shall remain liable for any deficiency to the extent the Obligor is obligated under this Agreement.

              Section 4.7 REMOVALS, ETC. Without at least 30 days' prior written notice to the Holdings Collateral Agent, the Obligor shall not (i) maintain any of its books and records with respect to the Collateral at any office, or maintain its principal place of business at any place other than at the address indicated beneath the signature of Holdings to the Credit Agreement or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

              Section 4.8 PRIVATE SALE. The Holdings Collateral Agent and the other Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.5 conducted in a commercially reasonable manner. The Obligor hereby waives any claims against the

Holdings Collateral Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Holdings Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

              Section 4.9 APPLICATION OF PROCEEDS. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Holdings Collateral Agent under this Section 4, shall be applied by the Holdings Collateral Agent in accordance with Section 16 of the Intercreditor Agreement.

              Section 4.10 ATTORNEY-IN-FACT. Without limiting any rights or powers granted by this Agreement to the Holdings Collateral Agent while no Intercreditor Agreement Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Intercreditor Agreement Event of Default, the Holdings Collateral Agent is hereby appointed the attorney-in-fact of the Obligor for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments that the Holdings Collateral Agent may at the direction of the Required Creditors deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Holdings Collateral Agent shall be entitled under this Section 4 to make collections in respect of the Collateral, the Holdings Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

              Section 4.11. PERFECTION. Prior to or concurrently with the execution and delivery of this Agreement, the Obligor shall (i) file such financing statements and other documents in such offices as the Holdings Collateral Agent may request to perfect the security interests granted by
Section 3 of this Agreement, (ii) deliver to the Holdings Collateral Agent the Intercompany Note, accompanied by undated bond power duly executed in blank and
(iii) shall deliver to the Holdings Collateral Agent a UCC-1 financing statement for filing, in each jurisdiction requested by the Hold-ings Collateral Agent, at the direction of the Required Creditors, naming the Obligor as debtor and duly signed by the Obligor.

              Section 4.12 TERMINATION. When the Intercreditor Agreement Termination Date shall have occurred, this Agreement shall terminate, and the Holdings Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Obligor. Upon the request, and at the expense of the Obligor, the Holdings Collateral Agent shall execute and deliver all such documentation necessary to release the pledge created pursuant to this Agreement.

              Section 4.13 FURTHER ASSURANCES. The Obligor agrees that, from time to time upon the written request of the Holdings Collateral Agent, the Obligor will execute and deliver such further documents and do such other acts and things as the Holdings Collateral Agent may, at the direction of the Required Creditors, request in order to fully effect the purposes of this Agreement.

              SECTION 5. MISCELLANEOUS.

              Section 5.1. NOTICES. All notices, requests and other communications provided for herein shall be given or made in writing in the manner set forth in Section 24 of the Intercreditor Agreement. Unless otherwise changed in accordance with the Intercreditor Agreement by the respective parties hereto, all notices, requests and other communications to each party hereto shall be sent to the address for notices of such party set forth on the signature pages hereto.

              Section 5.2. NO WAIVER. No failure on the part of the Holdings Collateral Agent or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holdings Collateral Agent or any other Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

              Section 5.3. AMENDMENTS, ETC. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Obligor and the Holdings Collateral Agent (with the consent of the Required Creditors in accordance with the Intercreditor Agreement). Any such amendment or waiver shall be binding upon the Holdings Collateral Agent and each other Secured Party, each holder of any of the Secured Obligations and the Obligor.

              Section 5.4. EXPENSES. The Obligor agrees to reimburse upon demand to the Holdings Collateral Agent and each of the other Secured Parties for all reasonable costs and expenses (including disbursements) of the Holdings Collateral Agent and such other Secured Parties (including, without limitation, the reasonable fees and expenses of legal counsel) incurred in connection with
(i) the preparation, delivery, administration, execution and amendment of this Agreement, (ii) any Default and any enforcement, collection proceeding or sale resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Holdings Collateral Agent of any obligations of the Obligor in respect of the Collateral that the Obligor has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Holdings Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance,
(y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (iii) the enforcement of this Section 5.4, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

              Section 5.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Obligor, the Holdings Collateral Agent, each of the other Secured Parties and each holder of any of the Secured Obligations (provided, however, that the Obligor shall not assign or transfer its rights hereunder without the prior written consent of the Holdings Collateral Agent).

              Section 5.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

              Section 5.7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the conflict of law rules thereof other than Section 5-1401 of the New York General Obligations Law.

              Section 5.8. CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

              Section 5.9. AGENTS AND ATTORNEYS-IN-FACT. The Holdings Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible or liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

              Section 5.10. SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed so as to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

              Section 5.11. INDEMNIFICATION. The Obligor also agrees to indemnify the Holdings Collateral Agent for, and to hold it harmless against, any loss, liability, damages, judgment, fine, penalty, claim, demand, settlement, cost or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Holdings Collateral Agent, as determined by a court of competent jurisdiction, for any action taken, suffered or omitted by the Holdings Collateral Agent in connection with the acceptance, administration and amendment of this Agreement, including, without limitation, the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The indemnity provided herein shall survive the termination of this Agreement or the resignation or removal of the Holdings Collateral Agent. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Obligor. The Holdings Collateral Agent shall be liable hereunder to the Obligor and any other Person only for its own gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction. Anything to the contrary notwithstanding, in no event shall the Holdings Collateral Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Holdings Collateral Agent has been advised of the likelihood of such loss or damage.

     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above Written.

                               MIDWEST GENERATION, LLC

                               By: /s/ Gary Garcia
                                  ---------------------------------
                                  Name: Gary Garcia
                                  Title: Vice President

                               Address for Notices:
                               One Financial Place
                               440 South LaSalle Street, Suite 3500
                               Chicago, IL 60605
                               Attention: President
                               Telecopier No.: (312) 583-6111

                               with copy to:
                               Edison Mission Energy
                               18101 Von Karman Avenue
                               Suite 1700
                               Irvine, CA  92616
                               Attention:  General Counsel
                               Telecopier No.:  (949) 752-1420

                               CITIBANK, N.A.,
                                  not in its individual capacity
                                  but solely as
                                  Holding Collateral Agent

                               By: /s/ Jenny Cheng
                                  ---------------------------------
                                  Name: Jenny Cheng
                                  Title: Vice President

                               Address for Notices:
                               Attn:  Citibank Global Agency & Trust
                                      Services
                                      111 Wall Street, 5th Floor, Zone 2
                                      New York, NY  10005

                               Telecopier No.:  (212) 657-3866